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INDEPENDENT AUDITORS' CONSENT

Merrill Lynch U.S.A. Government Reserves:

We consent to the incorporation by reference in this Post-Effective Amendment No. 17 to Registration Statement No. 2-78702 of our report dated October 5, 1998 appearing in the annual report to shareholders of the Merrill Lynch U.S.A. Government Reserves for the year ended August 31, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Princeton, New Jersey
October 29, 1998